Exhibit 10.1

TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (“this Agreement”) is entered into as of the 7th day of January, 2005, by and between H&R Block, Inc., a Missouri corporation (“HRB”), H&R Block Financial Advisors, Inc., a Michigan corporation (“HRBFA”) and Brian L. Nygaard (“Nygaard”).

ARTICLE ONE

TERMINATION OF EMPLOYMENT

     1. Mutual Agreement to Terminate Employment Agreement. HRBFA and Nygaard are parties to an Employment Agreement dated November 5, 2001 (the “Employment Agreement”), and the parties desire to terminate Nygaard’s employment according to Section 1.07(b) of the Employment Agreement by this Agreement. The parties agree, however, to treat Nygaard’s termination of employment as a “Qualifying Termination,” as such term is used in the Employment Agreement, for purposes of determining Nygaard’s severance compensation and benefits as set forth in Section 3 of this Agreement. The parties further agree that the termination is not the result of the elimination of the position of President and Chief Executive Officer of HRBFA. Such employment and the Employment Agreement will terminate effective as of the close of business on January 7, 2005, or such earlier date as is agreed upon by the parties in writing (the “Termination Date”). By this Agreement, the parties agree to waive any notice of termination required by the Employment Agreement. Unless otherwise agreed in this Agreement, the termination of the Employment Agreement will not be effective as to those portions of the Employment Agreement which, by their express terms as set forth therein, require performance by either party following termination of the Employment Agreement.

     2. Resignation as Officer. Nygaard will resign (a) as President and Chief Executive Officer of HRBFA and (b) from any and all officer and director positions held with HRBFA and with all other subsidiaries of HRB (all such other subsidiaries of HRB, “Affiliates”). Such resignations will be effective as of the Termination Date. Nygaard will execute resignations in the form attached hereto as Exhibit A contemporaneously with his execution of this Agreement.

     3. Surviving Obligations. Notwithstanding the above, the termination of Nygaard’s employment will not affect the following provisions of the Employment Agreement which, by their express terms as set forth therein, impose continuing obligations on one or more of the parties following termination of the Employment Agreement:

•	Article Two, “Confidentiality,” Sections 2.01, 2.02

•	Article Three, “Non-Hiring; Non-Solicitation; No Conflicts; Non-Competition” Sections 3.01, 3.02, 3.03, 3.05

•	Article Four, “Miscellaneous,” Section 4.03

     3. Severance Compensation and Benefits.

     (a) In consideration of Nygaard’s promises herein, HRBFA agrees to continue to employ Nygaard through the Termination Date. On the Termination Date, Nygaard will be given the opportunity to execute a release agreement (the “Release Agreement”) in the form attached hereto as Exhibit B. If Nygaard executes the Release Agreement on the Termination Date, HRB and HRBFA will agree to provide the compensation and benefits under the H&R Block Severance Plan as follows and as described in the Release Agreement on the terms described therein:

     (i) HRB and HRBFA will pay to Nygaard $312,000 (which amount represents an aggregate of one-half of Nygaard’s (A) annual base salary and (B) target short-term incentive compensation for HRBFA’s fiscal year 2005, each determined as of the date of this Agreement) over the 6-month period beginning on the Termination Date in semi-monthly equal installments of $26,000 (less required tax withholdings and elected benefit withholdings). Such payments shall not encompass payment to Nygaard for any unused vacation or other paid time off accrued as of the Termination Date, payment for which will be made in accordance with HRB’s policy as soon as administratively feasible after the Termination Date.

     (ii) Nygaard will remain eligible to participate in those health and welfare plans maintained by HRBFA offering medical, dental, vision, employee assistance, flexible spending account, life insurance, and accidental death and dismemberment insurance benefits during the 6-month period beginning on the Termination Date on the same basis as employees of HRBFA, after which Nygaard may be eligible to continue coverage of those benefits provided under group health plans in accordance with his rights under Section 4980B of the Internal Revenue Code of 1986, as amended.

     (iii) Those portions of any outstanding incentive stock options and nonqualified stock options to purchase shares of HRB’s common stock granted to Nygaard by HRB (“Stock Options”) that are scheduled to vest between the Termination Date and July 6, 2006 (based solely on the time-specific vesting schedule included in the applicable stock option agreement), shall vest and become exercisable as of the Termination Date. Accordingly, Nygaard shall have until October 6, 2005 to exercise such Stock Options. The operation of such provision is subject to Nygaard’s execution of an amendment to the affected stock option agreements in the form attached as an exhibit to the Release Agreement.

     (iv) All restrictions on any shares of HRB’s common stock awarded to Nygaard by HRB (“Restricted Shares”) that would have lapsed absent a termination of employment in accordance with their terms by reason of time between the Termination Date and July 6, 2006 shall terminate (and shall be fully vested) as of the Termination Date. Any shares unaffected by the operation of this section 3(a)(iv) shall be forfeited to HRB on the Termination Date. A list of the Restricted Shares existing and (A) vested as of the date of this Agreement and (B) to become vested pursuant to Section 5 of the Release Agreement is attached hereto as Exhibit C.

     (v) HRB and HRBFA will arrange for Right Management Consultants to provide outplacement services to Nygaard for the 12-month period beginning on the Termination Date.

     (b) The compensation and benefits described in Section 3(a) of this Agreement will cease and no further compensation and benefits will be provided to Nygaard under the Release Agreement if Nygaard violates any of the post-employment obligations under Section 5 of this Agreement and Articles Two and Three of the Employment Agreement.

     (c) The parties agree that, in accordance with Section 1.07(c) of the Employment Agreement, upon termination of Nygaard’s employment under the Employment Agreement, and payment of the Compensation and Benefits under the Severance Plan as stated in Section 3 of this Agreement, HRB and HRBFA will have no further obligations to Nygaard under the Employment Agreement and no further payments of base salary or other compensation or benefits will be payable by HRB or HRBFA to Nygaard thereunder.

     4. Business Expenses; Commitments. HRBFA will promptly pay directly, or reimburse Nygaard for, all business expenses to the extent such expenses are paid or incurred by Nygaard during the term of the Employment Agreement in accordance with HRBFA’s policy in effect from time to time and to the extent such expenses were reasonable and necessary to the conduct by Nygaard of HRBFA’s business; provided, however, during the period from the date of this Agreement through the Termination Date and at all times thereafter, Nygaard will not initiate, make, renew, confirm or ratify any contracts or commitments for or on behalf of HRB, HRBFA or any Affiliate, nor will Nygaard incur any expenses on behalf of HRB, HRBFA or any Affiliate without HRB’s prior written consent except for those expenses incurred on behalf of HRBFA that are reasonable and necessary to the conduct by Nygaard of HRBFA’s business.

     5. Nygaard’s Responsibilities.

     (a) During the period from the date of this Agreement through the Termination Date, Nygaard will be reasonably and appropriately responsive to, and fully supportive of the management of HRB, HRBFA and Affiliates and will be cooperative with such management in providing information regarding areas of his expertise and experience with HRB and HRBFA. Nygaard acknowledges that his employment responsibilities may be reduced prior to the Termination Date at HRBFA’s sole discretion.

     (b) After the Termination Date, in the event a (i) claim is asserted against HRB, HRBFA or any Affiliates and/or their respective employees, agents, officers, or directors or (ii) a government investigation is commenced with respect to HRB, HRBFA or any Affiliates and/or their respective employees, agents, officers, or directors, Nygaard will assist and cooperate with HRB, HRBFA or Affiliates in good faith and in such manner as is reasonably possible in developing the information, or providing the statements, documents or testimony reasonably required to properly respond to or defend such claim or government investigation. HRBFA will reimburse Nygaard for his out-of-pocket expenses directly associated with providing such assistance and cooperation. If such assistance and cooperation requires a substantial amount of Nygaard’s time, HRBFA agrees to reasonably compensate Nygaard for such time, except in litigation matters where Nygaard is a named party. In such cases Nygaard will continue to provide reasonable assistance and cooperation, as requested, and will receive reimbursement for his out-of-pocket expenses directly associated with providing such assistance and cooperation, but receive no compensation for his time.

     (c) Nygaard will not at any time or in any manner (i) defame HRB, HRBFA, or any Affiliate or their respective past or present directors and employees, (ii) make disparaging statements to the media, to any employee or contractor of HRB, HRBFA or any Affiliate, or to any other person or entity concerning HRB, HRBFA or any Affiliate, their respective past or present directors and employees or any matter related to his employment or non-employment, or (iii) do any deliberate act designed primarily to injure the business or reputation of HRB, HRBFA or any Affiliate.

     (d) For a period of 2 years after the Termination Date, Nygaard may not directly or indirectly recruit, solicit, or hire any employees of subsidiaries of HRB (“HRB Employees”) or otherwise induce any such HRB Employee to leave the employment of the applicable employer-subsidiary of HRB to become an employee of or otherwise be associated with any other party or with Nygaard or any company or business with which Nygaard is or may become associated. The running of the 2-year period will be suspended during any period of violation and/or any period of time required to enforce this covenant by litigation or threat of litigation.

     (e) During the time Nygaard is receiving payments pursuant to the Release Agreement, and for 2 years after the cessation of such payments, Nygaard may not directly or indirectly solicit or enter into any arrangement with any person or entity which is, at the time of the solicitation, a significant customer of HRB, HRBFA, or an Affiliate for the purpose of engaging in any business transaction of the nature performed by HRB, HRBFA or such Affiliate, or contemplated to be performed by HRB, HRBFA or such Affiliate, for such customer, provided that this Section 5(e) will only apply to customers for whom Nygaard personally provided services while employed by HRBFA or customers about whom or which Nygaard acquired material information while employed by HRBFA. The running of the 2-year period will be suspended during any period of violation and/or any period of time required to enforce this covenant by litigation or threat of litigation.

     (f) During the time Nygaard is receiving payments pursuant to the Release Agreement, and for 2 years after the cessation of such payments, Nygaard shall not engage in, or own or control any interest in (except as a passive investor in less than one percent of the outstanding securities of publicly held companies), or act as an officer, director or employee of, or consultant, advisor or lender to, (i) any firm, corporation, partnership, limited liability company, institution, business, government agency, or entity that at the time of the initiation of such engagement, ownership, control, or action by Executive, engages in, or has developed a plan to engage in a business whose core strategy is to integrate the provision of tax and/or accounting products or services with the provisions of investment products or services to its clients, or (ii) any subsidiary, division or segment or a firm, corporation, partnership, limited liability company, institution, business, government agency, or entity that at the time of the initiation of such engagement, ownership, control, or action by Nygaard, engages in, or has developed a plan to engage in a business that integrates the provision of tax and/or accounting products or services with the provision of investment products or services to its clients. The running of the 2-year period will be suspended during any period of violation and/or any period of time required to enforce this covenant by litigation or threat of litigation.

     (g) The parties acknowledge that the restrictions contained in this Agreement and the surviving restrictions of the Employment Agreement are reasonable, but should any provisions of any Section of this Agreement or the surviving restrictions of the

Employment Agreement be determined to be invalid, illegal, or otherwise unenforceable or unreasonable in scope by any court of competent jurisdiction, the validity, legality, and enforceability of the other provisions of this Agreement or the other surviving provisions of the Employment Agreement will not be affected thereby and the provision found invalid, illegal, or otherwise unenforceable or unreasonable will be considered by the parties to be amended as to scope of protection, time, or geographic area (or any one of them, as the case may be) in whatever manner is considered reasonable by that court and, as so amended, will be enforced.

     (h) HRB and HRBFA may agree to waive any of Nygaard’s obligations under this Agreement or the surviving post-employment obligations under the Employment Agreement; provided that any such waiver must be in writing and signed by Nygaard, a duly authorized officer of HRBFA, and the Chief Executive Officer of HRB, and further provided that payments under the Release Agreement will immediately cease upon any such waiver.

     6. HRB and HRBFA Conduct. HRB and HRBFA will not at any time or in any manner (i) defame Nygaard, (ii) make disparaging statements to the media, to any employee or contractor of HRB, HRBFA or Affiliates, or to any other person or entity regarding Nygaard, his performance, character, status or any other personal or professional matter, or (iii) do any deliberate act designed in whole or in part to injure, embarrass or damage Nygaard’s reputation.

     7. Release by Nygaard. In consideration of the promises and agreements of HRB and HRBFA, as set forth in this Agreement, Nygaard for himself and for his relations, heirs, legal representatives and assigns unconditionally releases and forever discharges HRB, HRBFA, and each HRB Affiliate, their respective present and past directors, officers, employees, agents, predecessors, successors, and assigns of and from any and all claims, demands, actions, causes of action and suits of any kind whatsoever, whether under federal or state statute, local regulation or at common law or which thereafter arise from any matter, fact, circumstance, event, happening or thing whatsoever occurring or failing to occur prior to the date of this Agreement involving Nygaard’s employment by HRBFA or any Affiliate including, without limitation, Nygaard’s hiring, compensation earned as of or before the date of this Agreement, the termination of Nygaard’s responsibilities as an officer of HRBFA and as a director and/or officer of each Affiliate, Nygaard’s termination as an employee of HRBFA, other obligations of HRB, HRBFA or any HRB Affiliate (except for those obligations expressly stated in this Agreement, the surviving post-termination provisions of the Employment Agreement or applicable benefit plans), and further including, but not limited to, any claims for race, sex or age discrimination under the Age Discrimination in Employment Act, as amended (“ADEA”), Title VII of the Civil Rights Act of 1964, the 1991 amendments of such Civil Rights Act, the Americans with Disabilities Act, as amended, and all other federal and state statutes and common law doctrines.

     8. Consideration of Release of ADEA Claims. With regard to the waiver/release of rights or claims under the ADEA, Nygaard acknowledges and understands that this is a legal document and that he is legally entitled to, and has been offered, a period of twenty-one (21) days (the “Consideration Period”) to consider the waiver/release of such rights or claims under this Agreement before signing it. After signing this Agreement, Nygaard may revoke the waiver/release of rights or claims under the ADEA by giving written notice (“Revocation Notice”) to Mark A. Ernst, 4400 Main Street, Kansas City, Missouri 64111,

within seven (7) days after the date of signing (such seven (7) day period, the “Revocation Period” and such date of signing, the “Signing Date”). For such revocation to be effective, the Revocation Notice must be received no later than 5:00 p.m., Kansas City, Missouri time, on the seventh (7th) day after the Signing Date. If Nygaard provides the Revocation Notice to HRB or HRBFA, this Agreement will be null, void and unenforceable.

     9. Acknowledgements. Nygaard acknowledges that HRB and HRBFA have advised him to consult with an attorney prior to signing this Agreement or before the expiration of the Revocation Period. Nygaard specifically acknowledges and agrees that either the full twenty-one (21) day Consideration Period has lapsed or he has been offered such twenty-one (21) day Consideration Period but has elected to waive and forego all of the applicable days which have not yet lapsed in such twenty-one (21) day Consideration Period. Nygaard acknowledges and agrees that upon such consideration, he has decided to waive and release any claims that he may have under the ADEA, pursuant to the terms of this Agreement.

     10. Entire Agreement. This Agreement, the Release Agreement, and the surviving post-termination obligations of the Employment Agreement constitute the entire agreement and understanding between HRB, HRBFA and Nygaard concerning the subject matter hereof. No modification, amendment, termination, or waiver of this Agreement will be binding unless in writing and signed by Nygaard and a duly authorized officer of HRBFA and the Chief Executive Officer of HRB. Failure of HRB, HRBFA or Nygaard to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such terms, covenants, and conditions.

     11. Successors and Assigns. This Agreement and each of its provisions will be binding upon Nygaard and the heirs, executors, successors and administrators of Nygaard or his estate and property, and will inure to the benefit of HRB, HRBFA and their successors and assigns. Nygaard may not assign or transfer to others the obligation to perform his duties hereunder.

     12. Specific Performance by Nygaard. The parties acknowledge that money damages alone will not adequately compensate HRB or HRBFA for breach of any of the covenants and agreements herein and, therefore, in the event of the breach or threatened breach of any such covenant or agreement by either party, in addition to all other remedies available at law, in equity or otherwise, a wronged party will be entitled to injunctive relief compelling specific performance of (or other compliance with) the terms hereof.

     13. Notices. Notices hereunder will be deemed delivered five days following deposit thereof in the United States mail (postage prepaid) addressed to Nygaard at; and to HRBFA at 4400 Main Street, Kansas City, Missouri 64111; Attn: Mark A. Ernst, with a copy to Nicholas J. Spaeth, Esq., H&R Block, Inc., 4400 Main Street, Kansas City, Missouri 64111; or to such other address and/or person designated by any party in writing to the other parties.

     14. Counterparts. This Agreement may be signed in counterparts and delivered by facsimile transmission confirmed promptly thereafter by actual delivery of executed counterparts.

Executed as a sealed instrument under, and to be governed by, construed and enforced in accordance with, the laws of the State of Missouri.

BRIAN L. NYGAARD:

Dated:	1/07/05	/s/ Brian L. Nygaard

Brian L. Nygaard

Accepted and Agreed:

H&R Block, Inc.
a Missouri corporation

H&R Block Financial Advisors, Inc.
a Michigan corporation

By:	/s/ Mark A. Ernst

Mark A. Ernst
Chairman of the Board, President and Chief Executive Officer of H&R Block, Inc.

Dated:

EXHIBIT A

RESIGNATION

TO: The Board of Directors of H&R Block, Inc.:

     Effective January 7, 2005, I hereby resign as President and Chief Executive Officer of H&R Block Financial Advisors, Inc., a Michigan corporation.

Dated:
Brian L. Nygaard

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EXHIBIT B

RELEASE AGREEMENT

     THIS RELEASE AGREEMENT (“this Release Agreement”) is entered into as of the ___day of                                         , 2005, by and between H&R Block Financial Advisors, Inc., a Michigan corporation (“HRBFA”), H&R Block, Inc., a Missouri corporation (“HRB”) and Brian L. Nygaard (“Nygaard”).

     WHEREAS, HRB, HRBFA and Nygaard are parties to an Agreement dated as of                                         , 2005, under which the parties mutually agreed to terminate the Employment Agreement dated November 5, 2001, by and between HRBFA and Nygaard (the “Employment Agreement”), and Nygaard’s employment thereunder (the “Termination Agreement”).

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Release by Nygaard. In consideration of the promises of HRB and HRBFA to Nygaard of the compensation and benefits specified in Section 4 of this Release Agreement, Nygaard for himself and for his relations, heirs, legal representatives, and assigns unconditionally releases and forever discharges HRB, HRBFA and HRB’s direct and indirect parents, subsidiaries and affiliates (collectively, “Affiliates”), their respective present and past directors, officers, employees, agents, predecessors, successors, and assigns of and from any and all claims, demands, actions, causes of action and suits of any kind whatsoever, whether under federal or state statute, local regulation or at common law or which thereafter arise from any matter, fact, circumstance, event, happening or thing whatsoever occurring or failing to occur prior to the date of this Release Agreement involving Nygaard’s employment by HRBFA or any Affiliate, including, without limitation, Nygaard’s hiring, compensation earned as of or before the date of this Release Agreement, the termination of Nygaard’s responsibilities as an officer of HRBFA and as a director and/or officer of each Affiliate, Nygaard’s termination as an employee of HRBFA, other obligations of HRB, HRBFA or any Affiliate (except for those obligations expressly stated in this Release Agreement, the post-termination provisions of the Employment Agreement or applicable benefit plans), and further including, but not limited to, any claims for race, sex or age discrimination under the Age Discrimination in Employment Act, as amended (“ADEA”), Title VII of the Civil Rights Act of 1964, the 1991 amendments of such Civil Rights Act, the Americans with Disabilities Act, as amended, and all other federal and state statutes and common law doctrines.

     2. Consideration of Release of ADEA Claims. With regard to the waiver/release of rights or claims under the ADEA, Nygaard acknowledges and understands that this is a legal document and that he is legally entitled to, and has been offered, a period of twenty-one (21) days (the “Consideration Period”) to consider the waiver/release of such rights or claims under this Release Agreement before signing it. After signing this Release Agreement, Nygaard may revoke the waiver/release of rights or claims under the ADEA by giving written notice (“Revocation Notice”) to Mark A. Ernst, 4400 Main Street, Kansas

City, Missouri 64111, within seven (7) days after the date of signing (such seven (7) day period, the “Revocation Period” and such date of signing, the “Signing Date”). For such revocation to be effective, the Revocation Notice must be received no later than 5:00 p.m., Kansas City, Missouri time, on the seventh (7th) day after the Signing Date. If Nygaard provides the Revocation Notice to HRB or HRBFA, this Agreement will be null, void and unenforceable and HRB and HRBFA will have no obligation to make any payments or provide any benefits to Nygaard hereunder.

     3. Acknowledgements. Nygaard acknowledges that HRB and HRBFA have advised him to consult with an attorney prior to signing this Release Agreement or before the expiration of the Revocation Period. Nygaard specifically acknowledges and agrees that either the full twenty-one (21) day Consideration Period has lapsed or he has been offered such twenty-one (21) day Consideration Period but has elected to waive and forego all of the applicable days which have not yet lapsed in such twenty-one (21) day Consideration Period. Nygaard acknowledges and agrees that upon such consideration he has decided to waive and release any claims he may have under the ADEA, pursuant to the terms of this Release Agreement.

     4. Compensation and Benefits. The parties agree that Nygaard will receive compensation and benefits from HRB and HRBFA after the Termination Date as follows:

     (i) HRB and HRBFA will pay to Nygaard $312,000 over the 6-month period beginning on the Termination Date in semi-monthly equal installments of $26,000 (less required tax withholdings). Such payments shall not encompass payment to Nygaard for any unused vacation or other paid time off accrued as of the Termination Date.

     (ii) Nygaard will remain eligible to participate in those health and welfare plans maintained by HRBFA offering medical, dental, vision, employee assistance, flexible spending account, life insurance, and accidental death and dismemberment insurance benefits during the 6-month period beginning on the Termination Date on the same basis as employees of HRBFA.

     (iii) Those portions of any outstanding incentive stock options and nonqualified stock options to purchase shares of HRB’s common stock granted to Nygaard by HRB (“Stock Options”) that are scheduled to vest between the Termination Date and July 6, 2006 (based solely on the time-specific vesting schedule included in the applicable stock option agreement), shall vest and become exercisable as of the Termination Date. Nygaard shall have until October 6, 2005 to exercise such Stock Options. The operation of this Section 4(a)(iii) is subject to Nygaard’s execution of an amendment to the affected stock option agreements in the form attached hereto as Exhibit I.

     (iv) All restrictions on any shares of HRB’s common stock awarded to Nygaard by HRB (“Restricted Shares”) that would have lapsed absent a termination of employment in accordance with their terms by reason of time between the Termination Date and July 6, 2006 shall terminate (and shall be fully vested) as of the Termination Date. Any shares unaffected by the operation of this section 3(a)(iv) shall be forfeited to HRB on the Termination Date. A list of the Restricted Shares existing and (A) vested as of the date of this Agreement and (B) to become vested pursuant to Section 5 of the Release Agreement is attached hereto as Exhibit B.

     (v) HRB and HRBFA will arrange for Right Management Consultants to provide outplacement services to Nygaard for the 12-month period beginning on the Termination Date.

     5. Termination of Compensation and Benefits. The compensation and benefits described in Section 4 of this Release Agreement will cease and no further compensation and benefits will be provided to Nygaard under this Release Agreement if (a) Nygaard violates his obligations under Section 5 of the Termination Agreement or any of the post-employment obligations under Sections 3.02, 3.03 and 3.05 of the Employment Agreement, or (b) HRB and HRBFA agree to waive any of such obligations pursuant to and in accordance with Section 5(h) of the Termination Agreement.

     6. Successors and Assigns. This Release Agreement and each of its provisions will be binding upon Nygaard and the heirs, executors, successors, and administrators of Nygaard or his estate and property, and shall inure to the benefit of HRB, HRBFA and their successors and assigns. Nygaard may not assign or transfer to others the obligation to perform his duties hereunder.

     7. Binding Effect. This Agreement is effective only when approved in writing by the Chairman of the Board, President and Chief Executive Officer of HRB.

     Executed as a sealed instrument under, and to be governed by, construed and enforced in accordance with, the laws of the State of Missouri.

BRIAN L. NYGAARD:

Dated:
Brian L. Nygaard

Accepted and Agreed:

H&R Block, Inc.
a Missouri corporation

H&R Block Financial Advisors, Inc.
a Michigan corporation

By:
Mark A. Ernst
Chairman of the Board, President and Chief Executive Officer of H&R Block, Inc.

Dated:

Exhibit I

H&R BLOCK, INC.

1993 LONG-TERM EXECUTIVE COMPENSATION PLAN
2003 LONG-TERM EXECUTIVE COMPENSATION PLAN

AMENDMENT TO STOCK OPTION AGREEMENT(S)

     WHEREAS, H&R Block, Inc. (“HRB”) and Brian L. Nygaard (“Optionee”) are parties to one or more Stock Option Agreements, Restricted Shares Agreements and Award Agreements under the H&R Block, Inc. 1993 Long-Term Executive Compensation Plan and the H&R Block, Inc. 2003 Long-Term Executive Compensation Plan pursuant to which there are one or more Stock Options (as such term is defined in such Agreement(s)) outstanding on the date hereof (such one or more Stock Option Agreements to be referred to herein as the “SOA”);

     WHEREAS, H&R Block Financial Advisors, Inc., an indirect wholly owned subsidiary of the Company (“HRBFA”) and the Company, have entered into an agreement with Optionee under which Optionee and the parties agree to terminate Optionee’s employment (the “Termination Agreement”); and

     WHEREAS, Optionee has executed an agreement under which Optionee releases all known and potential claims against the Company, HRBFA, and all other direct or indirect subsidiaries of the Company (the “Release”);

     NOW, THEREFORE, subject to the provisions of the Termination Agreement and the Release, Optionee and the Company agree as follows:

(1)	Section 3(a) of each SOA attached hereto as Exhibits 1, 2, and 3 are hereby amended to add the following sentence to the end of such Section:

“Notwithstanding the above, in the event that Optionee and Optionee’s employer sign the agreement presented to Optionee by Optionee’s employer under which Optionee releases all known and potential claims against the Company, Optionee’s employer, and all other subsidiaries of the Company (the “Release Agreement”) and Optionee does not revoke the Release Agreement during any revocation period described therein (the “Revocation Period”), this Stock Option shall become exercisable to the extent provided in the Release Agreement as of the applicable date specified in the Release Agreement.”

(2)	Section 3(b) of each SOA attached hereto as Exhibits 1, 2, and 3 are hereby amended to add the following sentence to the end of such Section:

“Notwithstanding the above, in the event that Optionee signs the Release Agreement and does not revoke the Release Agreement during the Revocation Period, any shares of Common Stock of the Company identified in the SOA as subject to an Incentive Stock Option shall become subject to a Nonqualified Stock

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Option in lieu of subject to an Incentive Stock Option, and the Stock Option shall continue and Optionee shall have the right to exercise such Stock Option during the applicable time period described in the Release Agreement and to the extent specified in the Release Agreement.”

(3)	Except as modified in this Amendment to Stock Option Agreement(s), the SOA attached hereto as Exhibits 1, 2, and 3 shall remain in full force and effect in accordance with its terms.

(4)	Sections 1(c) and (d) of the Restricted Shares Agreement attached hereto as Exhibit 4 is hereby amended to add the following sentence to the end of Sections 1(c) and (d) respectively:

“Notwithstanding the above, in the event that Recipient and Recipient’s employer sign the agreement presented to Recipient by Recipient’s employer under which Recipient releases all known and potential claims against the Company, Recipient’s employer, and all other subsidiaries of the Company (the “Release Agreement”) and Recipient does not revoke the Release Agreement during any revocation period described therein (the “Revocation Period”), the Restricted Shares shall become fully vested to the extent provided in the Release Agreement as of the applicable date specified in the Release Agreement and the Company shall promptly thereafter deliver to the Recipient such shares held by the Company and such Shares shall no longer be considered to be held by the Company.”

(5)	Section I(A)(1) of the Award Agreement attached hereto as Exhibit 5 is hereby amended to add the following to the end of Sections I(A)(1) respectively:

“Notwithstanding the above, in the event that Recipient and Recipient’s employer sign the agreement presented to Recipient by Recipient’s employer under which Recipient releases all known and potential claims against the Company, Recipient’s employer, and all other subsidiaries of the Company (the “Release Agreement”) and Recipient does not revoke the Release Agreement during any revocation period described therein (the “Revocation Period”), the Restricted Shares shall become fully vested to the extent provided in the Release Agreement as of the applicable date specified in the Release Agreement and the Company shall promptly thereafter deliver to the Recipient such shares held by the Company and such Shares shall no longer be considered to be held by the Company. ”

(6)	Section II(B) of the Award Agreement attached hereto as Exhibit 5 is hereby amended to add the following to the end of Sections II(B) respectively:

“Notwithstanding the above, in the event that Recipient signs the Release Agreement and does not revoke the Release Agreement during the Revocation Period, any shares of Common Stock of the Company identified in the Award Agreement as subject to an Incentive Stock Option shall become subject to a Nonqualified Stock Option in lieu of subject to an Incentive Stock Option, and the Stock Option shall continue and Recipient shall have the right to exercise such Stock Option during the applicable time period described in the Release Agreement and to the extent specified in the Release Agreement.”

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(7)	Except as modified in this Amendment to Award Agreement attached hereto as Exhibit 5, the Award Agreement shall remain in full force and effect in accordance with its terms.

H&R BLOCK, INC.

(Signature of Optionee)

(Social Security Number)	By
Mark A. Ernst
Chairman of the Board, President, and
(Street Address)		Chief Executive Officer

(City, State/Province, Postal Code)

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